Exhibit 99(a)

Household Finance Corporation
Household Receivables Funding, Inc. III
Household Credit Card Master Note Trust I, Series 2000-1


Original Class A Principal                    1,103,333,000.00
Number of Class A Bonds (000's)                   1,103,333.00
Original Class B Principal                       96,667,000.00
Number of Class B Bonds (000's)                      96,667.00


Distribution Date                                                  2002 Totals

CLASS A
-------
Class A Principal Distributions                                             0.00
Class A Interest                                                   21,654,489.73


CLASS B
-------
Class B Principal Distributions                                             0.00
Class B Interest                                                    2,151,355.05